Exhibit 10.2

LIQUIDGOLF HOLDING CORPORATION

2003 RESTRICTED STOCK PLAN

1. Purpose. The purpose of the LIQUIDGOLF HOLDING CORPORATION 2003 RESTRICTED STOCK PLAN (the “Plan”) is to advance the interest of LIQUIDGOLF HOLDING CORPORATION, a Delaware corporation (the “Company”) and Related Entities by providing an additional incentive to attract, retain and motivate qualified and competent Employees, Directors and Consultants upon whose efforts and judgment the success of the Company and its Related Entities are largely dependent, through the encouragement of stock ownership in the Company by such persons.

2. Definitions. As used herein, the following terms shall have the meaning indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall, with respect to any Recipient, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement between the Recipient and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Recipient to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Recipient of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Recipient of his or her non-competition and/or non-disclosure agreement with the Company (or a Related Entity), if any, (iv) any act by the Recipient of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) chronic addiction to alcohol, drugs or other similar substances affecting the Recipient’s work performance, or (vi) the commission by the Recipient of any act, misdemeanor, or crime reflecting unfavorably upon the Recipient or the Company or a Related Entity. The good faith determination by the Committee of whether the Recipient’s employment was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(c) “Change in Control” shall mean:

(i) Approval by the stockholders of the Company of (1) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, or (2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); OR

(ii) Individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; OR

(iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company, (2) any person, entity or “group” that as of the Date of Grant owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the committee described in Section 11(a) hereof.

(f) “Common Stock” shall mean the Company’s Common Stock, par value $.001 per share.

(g) “Company” shall mean LiquidGolf Holding Corporation, a Delaware corporation, and its successors or assignees.

(h) “Consultant” shall mean any person (other than an Employee or a Director, solely with respect to such person’s capacity or services as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(i) “Continuous Service” shall mean the continuous service to the Company or a Related Entity, without interruption, of Recipient, in the Recipient’s capacity as an Employee, Director and/or a Consultant of the Company. Continuous Service shall not be considered interrupted (or to have ceased or terminated) in the case of (1) any approved leave of absence, (2) transfers among the Company, any Related Entity, or any successor thereto, so long as Recipient continues in his capacity as an Employee, Director or Consultant thereof, or (3) any change in status (e.g., from Employee to Director, from Employee to Consultant, etc.), if and so long as (x) the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided herein), and (y) which change in status is approved in writing by the Company in its sole discretion (with an express acknowledgement that such change in status continues, and does not cease or terminate, “Continuous Service” for purposes of this Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave approved by the Company in writing.

(j) “Date of Grant” shall mean the date on which the Committee grants to the Recipient shares of Restricted Stock pursuant to this Plan, as set forth in the applicable Restricted Stock Agreement.

(k) “Director” shall mean a member of the Board or the board of directors of any Related Entity.

(l) “Disability” shall mean the Recipient’s inability to perform his or her duties for the Company for one hundred eighty (180) days in any twelve (12) month period as a result of mental or physical incapacity, illness or disability.

(m) “Effective Date” shall mean the date on which the Company’s stockholders approve the Plan at a meeting to be held on August 13, 2003.

(n) “Employee” shall mean any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a Director’s normal compensation and fee (as applicable to all Directors) by the Company or a Related Entity shall not be sufficient to constitute “employment” by, or to cause such person to be an “Employee” of, the Company.

(o) “Officer” shall mean the Company’s Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) the Company identifies a person as an “executive officer,” the person so identified shall be deemed an “Officer” even though such person may not otherwise be an “Officer” pursuant to the foregoing provisions of this paragraph.

(p) “Parent” shall mean any corporation (other than the Company), whether now or hereafter existing, (i) which owns capital stock possessing 50% or more of the total combined voting power of all classes of capital stock of the Company, and/or (ii) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of capital stock in one of the other corporations in the chain.

(q) “Plan” shall mean this LiquidGolf Holding Corporation 2003 Restricted Stock Plan.

(r) “Recipient” shall mean any Employee, Director or Consultant who is awarded a grant of Shares pursuant to this Plan, or any individual who succeeds to the rights hereunder of such Employee, Director or Consultant in accordance with this Plan and any applicable Restricted Stock Agreement.

(s) “Related Entity” shall mean any Parent or Subsidiary, and any business, corporation, partnership, limited liability company, trust or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(t) “Restricted Stock” shall mean Shares issued pursuant to this Plan.

(u) “Restricted Stock Agreement” shall mean the agreement entered into between the Company and a Recipient, pursuant to Section 4(b) hereof, which agreement evidences the award of Shares pursuant to the Plan and which sets forth certain terms, provisions, conditions and restrictions relating to the grant of Shares hereunder and thereunder.

(v) “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Share” shall mean a share of common stock of the Company.

(y) “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z) “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

(aa) “Vested Shares” shall mean the portion of the Restricted Stock granted pursuant to the Plan in which the Recipient is vested pursuant to Section 5(a) hereof and the Restricted Stock Agreement pursuant to which the Restricted Stock was granted (and any stock dividends declared with respect thereto).

(bb) “Voting Agreement” shall mean those voting agreements and voting trusts that the Committee may require the Recipient to enter into as a condition to the issuance of Shares under this Plan pursuant to subsection 6(b)(iii) hereof.

3. Available Shares of Restricted Stock. The Committee may from time to time grant to one or more Recipients up to an aggregate of One Million Five Hundred Thousand

(1,500,000) shares of restricted common stock from the Company’s authorized and unissued Shares (collectively the “Restricted Stock”). If any Shares of Restricted Stock granted under the Plan are forfeited or surrendered, such forfeited or surrendered Shares shall be available for future grants by the Committee under this Plan.

4. Conditions for Grant of Restricted Stock.

(a) Each grant of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Recipients shall be those persons selected by the Committee from the class of all regular Employees, Directors and Consultants of the Company.

(b) In granting shares of Restricted Stock, the Committee shall take into consideration the contribution the Recipient has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting shares of Restricted Stock under the Plan prescribe such other terms and conditions concerning such shares as it deems appropriate, including, without limitation, (i) the amount, if any, to be paid by the Recipient for the Restricted Stock, (ii) the date or dates on which the Restricted Stock becomes vested, and (iii) the events upon which the Recipient may be deemed to have forfeited his right, title or interest, if any, in the Shares, provided that such terms and conditions are not more favorable to a Recipient than those expressly permitted herein.

(c) The shares of Restricted Stock granted to a Recipient under this Plan shall be in addition to his or her regular salary, pension, life insurance or other benefits related to the Recipient’s employment with the Company. Neither the Plan nor any Restricted Stock grant under the Plan shall confer upon any person any right to employment or service, or continuance of employment or service with the Company.

5. Vesting of Restricted Shares.

(a) The shares of Restricted Stock granted to a Recipient pursuant to this Plan shall vest and thus become Vested Shares at such times and in such a manner as determined by the Committee at the time of the grant, and as set forth in the Restricted Stock Agreement to be entered into by and between the Company and the Recipient.

(b) The Committee shall be authorized to accelerate the vesting of any Restricted Stock under this Plan or the Restricted Stock Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

6. Issuance of Restricted Shares.

(a) Upon the execution and delivery of a Restricted Stock Agreement, the Company shall be deemed to have issued and delivered to the Recipient, and the Recipient party thereto shall be deemed to have received, the number of Shares specified under such Restricted Stock Agreement, which shares shall have all such rights, benefits and entitlements, and be subject to all terms, provisions, conditions and restrictions, as are provided for pursuant to such Restricted Stock Agreement and this Plan.

(b) As a condition to any issuance of Shares pursuant to this Plan, the Committee may require such agreements or undertakings as the Committee may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

(i) a representation and warranty by the Recipient to the Company, at the Date of Grant, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares;

(ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee to be applicable to the issuance and transfer of such Shares; and

(iii) a representation, warranty and/or agreement to be bound by any other agreement to be entered into with respect to such Shares that are, in the opinion of the Committee, deemed to be necessary or appropriate, including, without limitation, a Voting Agreement and/or a stockholders agreement.

7. Rights as to Shares.

(a) A Recipient to whom Shares of Restricted Stock have been granted under this Plan shall have all the rights of a holder of common stock of the Company with respect to the Shares awarded hereunder (regardless of the extent to which such Shares are vested), including, without limitation, (i) the right to receive dividends with respect to such Shares, (ii) the right to vote such Shares, and (iii) the rights available to all holders of Shares of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in (x) this Plan; (y) the applicable Restricted Stock Agreement, and (z) any other applicable agreement including, without limitation, a Voting Agreement and/or a stockholders agreement. Any shares issued to the Recipient as a dividend with respect to Restricted Stock shall have the same status and bear the same legend as the Restricted Stock and shall be held by the Company, if the Restricted Stock is being so held unless otherwise determined by the Committee.

(b) Notwithstanding any other term or provision hereof, once the Shares of Restricted Stock granted to a Recipient hereunder have become vested in accordance with the terms of this Plan (and the applicable Restricted Stock Agreement), the holder of such Vested Shares shall have all the rights and privileges of a holder of shares of Common Stock of the Company (not otherwise granted in Section 7(a) of this Plan), and such Vested Shares shall no longer be subject to or bound or governed by this Plan (or the applicable Restricted Stock Agreement). The Vested Shares, however, may still be subject to the terms and conditions of an applicable agreement such as a Voting Agreement or stockholders agreement.

(c) Notwithstanding any term or provision of this Plan to the contrary, the existence of this Plan, or of any outstanding Shares awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, share exchange or consolidation by or of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock, that would rank prior to or on parity with the Shares; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

8. Transferability. Unless otherwise provided in the Restricted Stock Agreement, the Shares are not transferable otherwise than by will or the laws of descent and distribution. Each and every stock certificate representing Shares issued to a Recipient shall bear such restrictive legends as are necessary or appropriate to reflect restrictions on transferability or to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares, together with such other legend(s) as the Committee shall in its sole discretion deem appropriate. The Company is under no obligation to register the Shares under applicable federal or state securities laws (the “Securities Laws”); before a Recipient may transfer any Shares which become Vested Shares hereunder such Shares must be either registered, or exempt from registration, under such laws.

9. Restrictions.

(a) The Shares granted to the Recipient pursuant to this Plan shall not be subject to a Transfer without complying with the terms, provisions and conditions of the Plan and the applicable Restricted Stock Agreement for such period of time as determined by the Committee and set forth in the Restricted Stock Agreement. Any Transfer or attempted Transfer not in compliance with this subsection 9(a), or any other applicable provision or restriction of this Plan, such Restricted Stock Agreement shall be null, void and of no effect, and shall not be effected upon the stock transfer records of the Company.

(b) Each Recipient shall be required, as a condition to the grant of Shares pursuant to this Plan, to acknowledge and agree that the Committee may, if it chooses in its sole and absolute discretion, permit the Transfer of the Shares out of such Recipient’s name, which Transfer may be conditioned upon any condition(s) the Committee may deem to impose, but only when such request for transfer is accompanied by an opinion, satisfactory to the Company, of counsel to the effect that the proposed transfer (i) is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws, and (ii) does not violate or conflict with any term or provision of this Plan or the applicable Restricted Stock Agreement.

(c) Each Recipient must agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and controlling stockholders, and their respective heirs, representatives, administrators, successors and assigns, from, against and in respect of any and all liabilities, claims, causes, damages, deficiencies, costs, expenses or losses arising out of or resulting from (i) any transfer of Shares by him in violation of any Securities Laws, or (ii) any breach by such Recipient of any representation, warranty, covenant or agreement contained in this Plan or in the applicable Restricted Stock Agreement.

10. Adjustment of Shares. Subject to any required action by the stockholders of the Company, the number of Shares covered by this Plan and any Restricted Stock Agreement, and the aggregate number of shares which have been authorized for award and issuance hereunder and under any Restricted Stock Agreement, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock dividend or through any recapitalization, reclassification, stock split-up, combination or Company exchange of shares (other than any such exchange or issuance of Shares through which capital stock is issued to effect an acquisition of another business or entity). Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to this Plan.

11. Administration of the Plan.

(a) The Plan shall be administered by the Compensation Committee of the Board of the Company (the “Committee”) consisting of such number of members appointed from time to time by the Board, or if no Committee is appointed, then the Plan shall be administered by the Board, which shall then be deemed the “Committee” for purposes of this Plan.

(b) Subject to the limitations of Section 12 hereof, the Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee, and the interpretation and construction of any provision of the Plan or any Restricted Stock Agreement by the Committee, shall be final and conclusive.

(c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

12. Interpretation.

(a) At any time that any shares of the Common Stock of the Company shall be registered under Section 12 of the Securities Exchange Act, it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act (“Rule 16b-3”), and any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

(b) If any provision of this Plan should be held invalid, illegal or unenforceable for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(c) This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

(d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(f) Inasmuch as the Shares may not be readily purchased or sold in the open market and the Company and the Recipients desire to impose significant restrictions on the transfer of such Shares, irreparable damage will result in the event that the restrictions set forth in this Plan or in any Restricted Stock Agreement are not specifically enforced and, therefore, any damages available at law for a breach of the restrictions set forth in this Plan would not be an adequate remedy. Therefore, the terms, provisions, conditions and restrictions of this Plan (and the applicable Restricted Stock Agreement) and the obligations of the Company and the Recipient hereunder (and thereunder) shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and awarded in connection therewith and the parties further agree that no bond of the Company shall be required in connection therewith.

13. No Right to Continued Employment or Engagement. Nothing in this Plan shall confer upon any Recipient, or give rise to any inference regarding, any right to or claim for employment or service, or continued employment or service, or to any rights incident or related to any such employment with or services to the Company; nor shall it interfere in any way with any Recipient’s right to terminate his or her employment or services with the Company or any Related Entity at any time.

14. Successors/Assignees of Company. Any successor(s) or assignee(s) of the Company shall be obligated to assume any and all obligations of the Company under this Plan and under any Restricted Stock Agreements entered into pursuant to this Plan.

15. Amendment/Termination of Plan. The Committee, without approval of the Company’s stockholders, may at any time amend the terms or provisions of this Plan or terminate or suspend this Plan; provided, however, that any such amendment, termination or suspension shall not affect any Shares, or the terms or provisions of any grant of Shares (in accordance with the applicable Restricted Stock Agreement), awarded prior to such amendment, termination or suspension; and provided further, that no such amendment shall eliminate the requirement in Section 3 hereof that any Shares of Restricted Stock that are forfeited or surrendered pursuant to the Plan be reallocated among those Recipients who have received prior grants of Restricted Stock under this Plan. No Shares may be awarded while this Plan is suspended or after it is terminated.

16. Termination Date. The Plan shall terminate on the tenth anniversary of the Effective Date.